                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, For Use of the
                                            Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   VANS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

           [X] No fee required.

           [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

           (2) Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


           (4) Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------


           (5) Total fee paid:

               -----------------------------------------------------------------

           [ ] Fee paid previously with preliminary materials.

           [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount previously paid:

               -----------------------------------------------------------------

           (2) Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------

           (3) Filing Party:

               -----------------------------------------------------------------

           (4) Date Filed:

               -----------------------------------------------------------------

                                  [VANS LOGO]

                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 26, 1999

Dear Stockholders:

     The 1999 Annual Meeting of Stockholders of Vans, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, October 26, 1999, at 10:00 a.m., Pacific Time, at the Vans Skatepark located at The Block, 20 City Boulevard West, Orange, California, for the following purposes:

     1. To elect 10 directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To consider an amendment to the Company's 1991 Long-Term Incentive Plan to increase the number of shares available for issuance by 300,000;

     3. To ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2000; and

     4. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     In accordance with the Company's Restated By-Laws, the Board of Directors has fixed the close of business on August 26, 1999, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The stock transfer books will not be closed.

     A list of the stockholders entitled to vote at the Annual Meeting may be examined at the Company's executive offices, located at 15700 Shoemaker Avenue, Santa Fe Springs, California, during the 10-day period preceding the Annual Meeting.

     YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

                                          By Order of the Board of Directors,

                                          /s/ CRAIG E. GOSSELIN
                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary

September 20, 1999
Santa Fe Springs, California

                                  [VANS LOGO]

                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vans, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, October 26, 1999, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is September 20, 1999.

     The Board of Directors of the Company has selected August 26, 1999, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The Company had a total of 13,498,253 shares of $.001 par value common stock (the "Common Stock") outstanding at August 26, 1999. The Common Stock is the only outstanding class of voting securities of the Company. Stockholders will be entitled to one vote for each share of stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulate their votes and have no rights of appraisal with respect to the proposals described herein.

     All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the director nominees named in this Proxy Statement and in favor of the other proposals described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

     The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder's proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

     The costs of this proxy solicitation will be paid by the Company. To the extent necessary, proxies may also be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 1, 1999: (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director and director nominee; (iii) by the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" (except Sari K. Ratsula who has left the Company); and (iv) by all directors and executive officers of the Company as a group.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
                            NAME                                OWNERSHIP(1)       OF CLASS
                            ----                              -----------------    --------
Mellon Bank Corporation.....................................      1,286,375(2)       9.5%
  One Mellon Bank Center
  Pittsburgh, PA 15258
Neumeier Investment Counsel LLC.............................      1,006,800(2)       7.5%
  26435 Carmel Rancho Blvd.
  Carmel, CA 93923
FMR Corp....................................................        892,500(2)       6.6%
  82 Devonshire Street
  Boston, MA 02109
Dimensional Fund Advisors Inc...............................        680,900(2)       5.0%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Walter E. Schoenfeld........................................        285,353(3)       2.1%
Gary H. Schoenfeld..........................................        255,492(4)       1.9%
George E. McCown............................................        101,043            *
Philip H. Schaff, Jr.**.....................................        126,572(5)         *
Wilbur J. Fix...............................................         65,333(6)         *
James R. Sulat..............................................         22,501(7)         *
Kathleen M. Gardarian.......................................         20,168(8)         *
Lisa M. Douglas.............................................         17,501(9)         *
Gerald Grinstein............................................          4,167(10)        *
Charles G. Armstrong........................................          9,167(11)        *
Leonard R. Wilkens..........................................          5,367(12)        *
Neal R. Lyons...............................................         47,802(13)        *
Craig E. Gosselin...........................................         44,669(14)        *
All directors and executive officers as a group (22
  persons)..................................................      1,079,108(15)      8.0%

---------------
  *  Represents beneficial ownership of less than 1%.
 **  Mr. Schaff is not standing for re-election to the Board of Directors.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of Common Stock outstanding as of September 1, 1999, plus shares deemed outstanding pursuant to Rule 13d - 2(d)(1) under the Securities Exchange Act of 1934, as amended.

 (2) Based on Schedule 13G filings, and amendments thereto, made by such stockholders for the year ended December 31, 1998.

 (3) Includes 169,212 shares of Common Stock that are subject to stock options which are exercisable within 60 days of September 1, 1999.

 (4) Includes 199,206 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 1, 1999. Excludes 213,332 shares of Common Stock that are subject to the same stock options which are not exercisable within 60 days of September 1, 1999.

 (5) Includes 68,180 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1999.

(footnotes from previous page continued)

 (6) Includes 51,333 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1999. Excludes 3,333 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of September 1, 1999.

 (7) Represents shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1999. Excludes 4,999 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of September 1, 1999.

 (8) Includes 19,168 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1999. Excludes 4,999 shares of Common Stock that are subject to the same non-statutory options which are not exercisable within 60 days of September 1, 1999.

 (9) Represents shares of Common Stock that are subject to non-statutory options which are exercisable within 60 days of September 1, 1999. Excludes 4,999 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of September 1, 1999.

(10) Represents shares of Common Stock that are subject to non-statutory options which are exercisable within 60 days of September 1, 1999. Excludes 8,333 shares of Common Stock that are subject to the same non-statutory stock options which are not exercisable within 60 days of September 1, 1999.

(11) Includes 4,167 shares of Common Stock that are subject to non-statutory stock options which are exercisable within 60 days of September 1, 1999. Excludes 8,333 shares of Common stock that we subject to the same non-statutory stock options which are not exercisable within 60 days of September 1, 1999.

(12) Includes 4,167 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 1, 1999. Excludes 8,333 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 1, 1999.

(13) Includes 37,873 shares that are subject to incentive stock options which are exercisable within 60 days of September 1, 1999. Excludes 34,633 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 1, 1999.

(14) Includes 39,396 shares of Common Stock that are subject to incentive stock options which are exercisable within 60 days of September 1, 1999. Excludes 10,660 shares of Common Stock that are subject to the same options which are not exercisable within 60 days of September 1, 1999.

(15) Includes 769,236 shares that are subject to non-statutory and incentive stock options which are exercisable within 60 days of September 1, 1999 and are held by the executive officers and directors of the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Restated By-laws of the Company, as amended, provide for no less than five and no more than 11 directors, as determined from time to time by the Board. The Board has fixed the number of directors at 11 until the end of Philip
H. Schaff's tenure as a director in October. It is currently anticipated that the number of directors will be fixed at 10 at that time. The Restated By-laws currently provide that the directors shall be elected annually.

     Set forth below are the names of the persons nominated by the Board of Directors for election as directors at the Annual Meeting, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a director of the Company. All of the nominees are presently directors. If any nominees are unable to serve as a director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required to elect each of the nominees. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

                                                                                                FIRST
                                                                                                BECAME
         NOMINEES FOR ELECTION           AGE          POSITION HELD IN THE COMPANY            A DIRECTOR
         ---------------------           ---          ----------------------------            ----------
Walter E. Schoenfeld...................  68    Director and Chairman of the Board                1991
Gary H. Schoenfeld.....................  36    Director; President and Chief Executive           1995
                                               Officer
Charles G. Armstrong...................  57    Director                                          1998
Lisa M. Douglas........................  40    Director                                          1995
Wilbur J. Fix..........................  72    Director                                          1993
Kathleen M. Gardarian..................  54    Director                                          1994
Gerald Grinstein.......................  67    Director                                          1998
George E. McCown.......................  64    Director and Vice Chairman of the Board           1988
James R. Sulat.........................  49    Director                                          1994
Leonard R. Wilkens.....................  62    Director                                          1998

     WALTER E. SCHOENFELD has served as a director since August 1991 and has served as Chairman of the Board since July 1996. He served as Chief Executive Officer from May 1995 to February 1997 and was President from May 1995 to July 1996. He previously held the positions of President and Chief Executive Officer from July 1993 to September 1994. From April 1993 to July 1993, he served as Acting President and Chief Executive Officer. Mr. Schoenfeld was a Vice Chairman of the Board from March 1993 to July 1996. Mr. Schoenfeld has served as Chairman of the Board of Schoenfeld Group Ltd., a private consulting and investment company, since 1987, and was Chairman of the Board of Access Long Distance Telephone Company from 1991 to January 1998. From 1976 to 1982 he was a General and Limited Partner of the Seattle Mariners Baseball Club. Mr. Schoenfeld is the father of Gary H. Schoenfeld, a director and President and the Chief Executive Officer of the Company. Mr. Schoenfeld received a B.B.A. from the University of Washington.

     GARY H. SCHOENFELD has served as a director since November 1995. He became President in July 1996 and Chief Executive Officer in February 1997. He served as the Company's Chief Operating Officer from September 1995 to February 1997. Prior to joining the Company, Mr. Schoenfeld was a partner of McCown De Leeuw & Co., a venture banking firm ("MDC"). During his employment with MDC from July 1988 to August 1995, Mr. Schoenfeld was a director of five MDC-affiliated companies, and has been involved with the Company since 1989. Prior to joining MDC, Mr. Schoenfeld was employed for two years by David H. Murdock, a private financier, and was previously involved in a variety of projects with Brittania Sportswear Company, including offshore sourcing operations in Hong Kong. Mr. Schoenfeld is a director of Fitness Holdings, Inc., an MDC portfolio company. Mr. Schoenfeld is the son of Walter E. Schoenfeld, the Company's Chairman of the Board. Mr. Schoenfeld received a B.A. from the University of California at Los Angeles and an M.B.A. from Stanford University.

     CHARLES G. ARMSTRONG has served as a director since September 1998. Mr. Armstrong has been the President and Chief Operating Officer of the Seattle Mariners Baseball Club since July 1992. He was President of the Mariners from 1983 to 1989, and was Interim Athletic Director for the University of Washington in 1991. During his involvement with Major League Baseball, Mr. Armstrong has served on a number of committees for the American League and the Major League Baseball Commissioner's Office; he currently serves on the International Committee. Mr. Armstrong received a B.S. in Industrial Engineering from Purdue University, and a J.D. from Stanford University Law School.

     LISA M. DOUGLAS has served as a director since November 1995. Ms. Douglas is President of Nufitness Corporation, a producer of fitness-related television, audio, visual aids and wellness programs. Prior to founding Nufitness in 1991, Ms. Douglas was Director of Corporate Sales for Koala Blue, a women's sportswear manufacturer. Ms. Douglas currently serves on the Board of the Douglas Family Foundation, and formerly served as a member of the Board and the Steering Committee of the Associates of Cedars-Sinai

Medical Center. Ms. Douglas received a B.S. from the University of Minnesota and a Masters in Psychology from California State University, Northridge.

     WILBUR J. FIX has served as a director of the Company since February 1993. From 1980 to 1993, Mr. Fix was Chairman of the Board and Chief Executive Officer of The Bon Marche, a Seattle-based chain of department stores which was acquired by Campeau Corporation in 1986. Mr. Fix ultimately became Senior Vice President of Allied Stores Corporation, the parent company of The Bon Marche, and a member of the Boards of Directors of Allied Stores and Federated Stores. Mr. Fix is a member of the Board of Directors of Building Materials Holding Corporation, a publicly traded corporation. Mr. Fix received a B.A. from the University of Washington.

     KATHLEEN M. GARDARIAN has served as a director of the Company since December 1994. She is the founder and Chief Executive Officer of Qualis International, Inc., an Irvine, California-based sales and distribution company. Ms. Gardarian is a founding Trustee and Board member of the World Business Academy, and serves on the Boards of the State of the World Forum, the Woman and Public Policy Program at the JFK School of Government of Harvard University, and The Institute of Transpersonal Psychology. Ms. Gardarian received a B.A. from the University of California at Los Angeles.

     GERALD GRINSTEIN has served as a director since June 1998. Mr. Grinstein has been non-executive Chairman of the Board of Delta Airlines since August 1997, non-executive Chairman of the Board of Agilent Technologies since August 1999, and serves on the Boards of PACCAR, Inc., Imperial Sugar Corporation and The Pittson Company. He is a principle of Madrona Investment Group, LLC. From 1991 to 1995, he was Chairman and Chief Executive Officer of Burlington Northern Inc. and Burlington Northern Railroad Company, where he oversaw the acquisition of Santa Fe Pacific Corp. He is a Trustee of the Henry M. Jackson Foundation and is a graduate of Yale College and Harvard Law School.

     GEORGE E. MCCOWN has served as Vice Chairman of the Board since July 1996. From February 1988 to July 1996, he was Chairman of the Board. From February until July 1988, he served as President/Chief Executive Officer. Mr. McCown was co-founder and has been a managing general partner of MDC Management Company, the general partner of MDC, since 1984. He also serves as Chairman of the Board and a director of Building Materials Holding Corporation, a publicly traded corporation, and is a director of FiberMark, Inc., a publicly traded corporation, and several other MDC portfolio companies. He serves as Chairman of the World Business Academy and is an Observor of the Hoover Institution on War, Revolution and Peace, and is involved with a number of other charitable and non-profit organizations. Mr. McCown received a B.S. from Stanford University, where he served as a Trustee, and an M.B.A. from Harvard University.

     JAMES R. SULAT has served as a director of the Company since October 1994. He became Chief Financial Officer of Chiron Corporation, a manufacturer and marketer of healthcare products for the treatment, prevention and diagnosis of disease, in April 1998. Prior to joining Chiron, Mr. Sulat was Chief Financial Officer of Stanford Health Services, a not-for-profit health care provider which operates the Stanford University hospital and clinic from 1993 to March 1998. Mr. Sulat received a B.S. from Yale University and an M.B.A. and M.S. from Stanford University.

     LEONARD R. WILKENS has served as a director since September 1998. Mr. Wilkens has been head coach of the Atlanta Hawks basketball team since 1994, and was previously head coach of the Cleveland Cavaliers. Mr. Wilkens has coached in the National Basketball Association for 26 years and is the winningest coach in the history of the NBA. He also served as coach of the Dream Team of the 1996 Atlanta Olympic Games. He formerly served as Vice President of the NBA Players Association and is currently President of the NBA Coaches Association. Mr. Wilkens has been elected to the NBA Hall of Fame as both player and coach. He is a graduate of Providence College with a Degree in Economics and has an Honorary Doctorate in Humanities from both Providence College and Seattle University. Mr. Wilkens serves on the Board of Trustees of Providence College and also serves on the Board of the Atlanta Center for Children and the Odessa Biorn Children's Clinic.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                   VOTE FOR THE ABOVE NOMINEES TO THE BOARD.

     Board Committees. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for officers and employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors, and determines the Company's investment policies; an Executive Committee, which reviews the operations of the Company on a periodic basis; a Mergers and Acquisitions Committee, which considers appropriate acquisitions for the Company; and a Nominating Committee, which considers and recommends appropriate candidates for the Board. The Nominating Committee does not, at this time, consider nominees for the Board recommended by stockholders.

     The members of the Compensation Committee are Wilbur J. Fix, Chairman, Philip H. Schaff, Jr. (who is not standing for re-election to the Board), Lisa
M. Douglas, Kathleen M. Gardarian, and Leonard R. Wilkens. The Compensation Committee met, or acted pursuant to Written Consent, eight times during fiscal 1999. The members of the Audit Committee are James R. Sulat, Chairman, Charles
G. Armstrong, and Wilbur J. Fix. The Audit Committee met six times during fiscal 1999. The members of the Executive Committee are George E. McCown, Chairman, Walter E. Schoenfeld, Vice Chairman, and Gary H. Schoenfeld. The Executive Committee met three times during fiscal 1999. The members of the Mergers and Acquisitions Committee are Walter E. Schoenfeld, Chairman, Gerald Grinstein, and Gary H. Schoenfeld. The Mergers and Acquisitions Committee met one time during fiscal 1999. The members of the Nominating Committee are Walter E. Schoenfeld, Chairman, Lisa M. Douglas, and Gary H. Schoenfeld. The Nominating Committee did not meet during fiscal 1999.

     Compensation of Directors. It is the Company's policy to pay its outside directors (who are currently Mesdames Gardarian and Douglas and Messrs. Schaff, Fix, Sulat, Grinstein, Armstrong and Wilkens) a quarterly fee of $3,000 plus a fee of $2,000 for in-person Board and Committee meetings and $1,000 for telephonic Board and Committee meetings, as compensation for their services. All directors are reimbursed for expenses incurred in connection with attendance at Board and Committee meetings and receive an initial grant of a non-statutory stock option to purchase 7,500 shares upon joining the Board and annual grants of non-statutory stock options to purchase 5,000 shares on the date of each Annual Meeting of Stockholders.

     Meetings of the Board of Directors. During fiscal 1999, there were 10 regularly scheduled and special meetings of the Board of Directors of the Company. The Board also acted pursuant to Written Consent one time during fiscal 1999. Each nominee for the Board attended at least 75% of the aggregate of (i) the total number of Board meetings, and (ii) the total number of meetings held by all Committees on which he or she served during fiscal 1999.

     Board Members who are leaving the Company. Philip H. Schaff, Jr. has declined to stand for re-election to the Board.

     Information Relating to Current Executive Officers. Set forth below are the names and ages of the current executive officers of the Company, other than Walter E. and Gary H. Schoenfeld and George E. McCown (see "Proposal
1 -- Election of Directors"), together with the positions held by these persons.

              NAME                 AGE                              TITLE
              ----                 ---                              -----
Neal R. Lyons....................  42    President -- Retail Stores
Stephen M. Murray................  38    Senior Vice President -- International and Apparel
Kyle B. Wescoat..................  47    Vice President and Chief Financial Officer
Jay E. Wilson....................  52    Vice President -- World Marketing
Steven J. Van Doren..............  43    Vice President -- Promotions
Craig E. Gosselin................  39    Vice President, General Counsel, and Corporate Secretary
Charles C. Kupfer................  38    Vice President, Controller and Assistant Corporate Secretary
Joseph D. Giles..................  36    Vice President and Chief Information Officer
Scott A. Brabson.................  44    Vice President -- Global Sourcing
Michael C. Jonte.................  37    Vice President -- Merchandising
Chris D. Strain..................  30    Vice President -- Marketing

     NEAL R. LYONS has been President -- Retail Stores since March 1999. Prior to that time he was Senior Vice President -- Retail Stores from September 1997 to March 1999. From March 1995 to September 1997, he was Vice
President -- Retail Stores. Prior to joining the Company, Mr. Lyons was Director of Stores for Reebok from June 1994 to February 1995. Mr. Lyons received a B.B.A. in Psychology and Business Management from the University of Nebraska. Mr. Lyons is currently enrolled in the M.B.A. program of Harvard University.

     STEPHEN M. MURRAY has been Senior Vice President -- International and Apparel since October 1998. In addition to his other duties, Mr. Murray is responsible for footwear merchandising. Prior to joining the Company, Mr. Murray was employed by Reebok International Ltd. for seven years, eventually becoming Vice President of Global Apparel, responsible for all merchandising, design, product development, and brand strategy for Reebok apparel throughout the world. Prior to joining Reebok, Mr. Murray was Sales Director for Dunlop Slazenger International, where he managed sales of hard goods and apparel.

     KYLE B. WESCOAT has been Vice President and Chief Financial Officer since February 1996. From November 1995 to February 1996, Mr. Wescoat served as Assistant to the President of Equity Management Inc., a marketing services company that specializes in brand extension licensing. From January 1994 to October 1995, Mr. Wescoat was Chief Financial Officer of Shirmar Corporation, a holding company with interests in several industrial products companies. Mr. Wescoat received a B.S. from Drexel University and an M.B.A. from the University of Michigan.

     JAY E. WILSON has been Vice President -- World Marketing of the Company since August 1999. He was Vice President -- Marketing from December 1996 to August 1999. Prior to joining the Company, Mr. Wilson was a consultant with Dark Horse Distribution from February 1995 to December 1996, focusing on extreme sports brands. From March 1994 to February 1995, he was a Managing Partner of Brand Building Communications, a venture providing brand building expertise to clients such as Disney Televentures and Rhino Records. Mr. Wilson received a B.A. from the Art Center College of Design.

     STEVEN J. VAN DOREN has been a Vice President since May 1990. He is currently Vice President -- Promotions, primarily responsible for the Company's point-of-purchase and promotional efforts, and is the Company's executive in charge of the VANS Warped Tour,(TM) a traveling music/sports festival sponsored by the Company, the VANS Triple Crown(TM) Series of alternative sports events, and the Company's High Cascade Snowboard Camp.(TM) Mr. Van Doren has been employed by the Company in various capacities since the formation of the predecessor of the Company in 1966. Mr. Van Doren is the son of Paul Van Doren, a founder of the predecessor of the Company.

     CRAIG E. GOSSELIN has been Vice President and General Counsel of the Company since July 1992. He became Secretary in May 1993. He was an Assistant Secretary of the Company from February 1988 to May 1993. From March 1990 to June 1992, Mr. Gosselin was a Partner of the law firm of Cooper & Dempsey. Mr. Gosselin received a B.B.A. from Loyola Marymount University and a J.D. from Southwestern University School of Law.

     CHARLES C. KUPFER has been a Vice President and Assistant Corporate Secretary of the Company since July 1996. He was the Company's Controller from September 1994 to October 1996 when he took charge of the Company's production and sourcing efforts. He re-assumed the position of Controller again in November 1998. From July 1995 to December 1995 he was Acting Chief Financial Officer of the Company. He served as Assistant Controller of the Company from August 1992 until September 1994. Mr. Kupfer received a B.A. from the University of California at Irvine and a second B.A. from the California State University at Fullerton.

     JOSEPH D. GILES has been Vice President and Chief Information Officer of the Company since March 1999. Mr. Giles was Vice President and Chief Information Officer of Virgin Interactive Entertainment from September 1998 to March 1999. Prior to that time, he was Executive Director, Systems Planning for Paramount Pictures from May 1994 to September 1996. Mr. Giles received a B.B.A. (MIS) from the University of New Mexico and an M.B.A. from Pepperdine University.

     SCOTT A. BRABSON has been Vice President -- Global Sourcing of the Company since November 1997, and since March 1999 has managed the Company's snowboard division. Prior to joining the Company, he was Vice President -- Global Sourcing and Operations of Deckers Outdoor Corporation from September 1996 to November 1997. From March 1992 to September 1996 he was Managing Director, Asian Operations and Worldwide Sourcing for L.A. Gear, Inc. Mr. Brabson has a B.A. in Business Administration from the University of Michigan.

     MICHAEL C. JONTE has been Vice President -- Merchandising of the Company since January 1998. He currently is primarily responsible for footwear merchandising and inventory control. Prior to January 1998 he was Director of Retail Merchandising of the Company from December 1995 to January 1998, ultimately becoming responsible for the Company's TRIPLE CROWN OF SURFING(R) apparel line. From June 1992 to December 1995, Mr. Jonte was Director of Product Development for Young Mens and Children for B.U.M. Equipment. Mr. Jonte has a B.A. in Public Administration from San Diego State University.

     CHRIS D. STRAIN has been Vice President -- Marketing of the Company since August 1999. Prior to joining the Company, Mr. Strain was employed in various positions at PepsiCo., including national account sales, field marketing, sales strategy, product category management and brand marketing. He was Brand Manager for the Mountain Dew product line and Sports Marketing Manager for all of PepsiCo's products. Mr. Strain has a B.B.A in Marketing from the University of Texas.

     Executive Officers who have left the Company since the last Annual Meeting. The following individuals resigned from the Company since the last Annual Meeting: Sari K. Ratsula, Gary L. Dunlap and Robert H. Camarena.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table discloses compensation for the three fiscal years ended May 31, 1999 received by (i) the Company's President and Chief Executive Officer during fiscal 1999, and (ii) the four remaining most highly paid executive officers as of May 31, 1999 (collectively, the "named executive officers").

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                              ------------------------
                               FISCAL                                                       SECURITIES
                                YEAR            ANNUAL COMPENSATION           RESTRICTED    UNDERLYING
     NAME AND PRINCIPAL        ENDED     ---------------------------------      STOCK        OPTIONS/        ALL OTHER
          POSITION             MAY 31    SALARY($)    BONUS($)    OTHER($)    AWARDS($)      SARS(#)      COMPENSATION($)
     ------------------        ------    ---------    --------    --------    ----------    ----------    ---------------
Gary H. Schoenfeld...........   1999      361,309     115,667          --        -0-         107,626
  President and Chief           1998      350,000     148,584          --        -0-         204,912(5)         -0-
  Executive Officer             1997      289,713     147,500          --        -0-         200,000            -0-
Walter E. Schoenfeld.........   1999      290,000         -0-      36,298(1)     -0-             -0-            -0-
  Chairman of the               1998      288,000         -0-      42,501(2)     -0-             -0-            -0-
  Board                         1997      226,627         -0-     117,356(3)     -0-             -0-            -0-
Neal R. Lyons................   1999      236,992      48,785          --        -0-          29,821
  President --                  1998      208,078      67,415          --        -0-          27,684(5)         -0-
  Retail Sales                  1997      182,407      60,000          --        -0-          10,000            -0-
Sari K. Ratsula..............   1999      202,596      15,700          --        -0-           4,421
  Senior Vice President --      1998      200,000      61,156          --        -0-          24,692(5)         -0-
  Sales & Prod. Dev. (4)        1997      171,782      52,000          --        -0-          20,000            -0-
Craig E. Gosselin............   1999      189,393      26,316          --        -0-          14,000
  Vice President,               1998      181,635      27,407          --        -0-          12,885(5)         -0-
  General Counsel               1997      175,607      26,392          --        -0-           2,000            -0-
  and Corporate
  Secretary

---------------
(1) Includes $30,000 paid by the Company to reimburse Mr. Schoenfeld for the expense of maintaining secretarial support in Seattle, which is his home, for purposes of conducting Company business there.

(footnotes from previous page continued)

(2) Includes $30,000 paid by the Company to reimburse Mr. Schoenfeld for the expense of maintaining the secretarial support referenced in footnote (1) above.

(3) Includes $60,000 paid by the Company for an automobile to replace the automobile previously leased for Mr. Schoenfeld. Mr. Schoenfeld primarily uses the vehicle for Company business. Also includes (i) $31,356 paid by the Company for accommodations at a temporary residence Mr. Schoenfeld maintained in fiscal 1997, and (ii) $26,000 paid by the Company to reimburse Mr. Schoenfeld for the secretarial support referred to in footnote (1) above.

(4) Ms. Ratsula resigned from the Company effective as of July 31, 1999.

(5) Includes options which were repriced during fiscal 1998 as follows: Mr. Schoenfeld, 200,000 shares; Mr. Lyons, 25,000 shares; Ms. Ratsula, 21,885 shares; and Mr. Gosselin, 10,329 shares.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1999 to the named executive officers.

                                                   INDIVIDUAL GRANTS
                            ----------------------------------------------------------------
                                             PERCENT
                             NUMBER OF      OF TOTAL
                            SECURITIES    OPTIONS/SAR'S   EXERCISE                  MARKET
                            UNDERLYING     GRANTED TO        OF                    VALUE ON
                             OPTIONS/       EMPLOYEES       BASE                     GRANT
                               SAR'S        IN FISCAL       PRICE     EXPIRATION     DATE
           NAME             GRANTED(#)        1999        ($/SHARE)      DATE      ($/SHARE)
           ----             -----------   -------------   ---------   ----------   ---------
Gary H. Schoenfeld........  1.    7,626        1.4%         $5.88       9/2/08       $5.88
                            2.  100,000       18.9%         $6.25      3/11/09       $6.25
Walter E. Schoenfeld......          -0-        N/A            N/A          N/A         N/A
Neal R. Lyons.............  1.    4,821        1.0%         $5.88       9/2/08       $5.88
                            2.   25,000        4.8%         $6.25      3/11/09       $6.25
Sari K. Ratsula...........  1.    4,421        1.0%         $5.88       9/2/08       $5.88
Craig E. Gosselin.........  1.    4,000        1.0%         $5.88       9/2/08       $5.88
                            2.   10,000        1.9%         $6.25      3/11/09       $6.25


                                   POTENTIAL REALIZABLE VALUE
                                     AT ASSUMED ANNUAL RATES
                                   OF STOCK PRICE APPRECIATION
                                         FOR OPTION TERM
                            -----------------------------------------
                                 0%            5%            10%
                            APPRECIATION  APPRECIATION   APPRECIATION
           NAME                 ($)           ($)            ($)
           ----             ------------  ------------   ------------
Gary H. Schoenfeld........      -0-          28,200         71,465
                                -0-         393,059        996,089
Walter E. Schoenfeld......      N/A             N/A            N/A
Neal R. Lyons.............      -0-          17,828         45,179
                                -0-          98,265        249,022
Sari K. Ratsula...........      -0-          16,348         41,430
Craig E. Gosselin.........      -0-          14,792         37,485
                                -0-          39,306         99,609

     Each of the options in this table is an incentive stock option which expires 10 years after the date of grant. The options are either exercisable in three annual increments of 33.33% or five annual increments of 20.0% commencing on the first anniversary of the grant date. The options also became fully exercisable in the event of a change in control of the Company.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in fiscal 1999 by the named executive officers, and the value of such officers' unexercised options/SARs at May 28, 1999, the last trading day of fiscal 1999.

                                                                     NUMBER OF                  VALUE OF UNEXERCISED
                                                               SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS/
                                                               OPTIONS/SARS AT FISCAL              SARS AT FISCAL
                                SHARES                              YEAR-END(#)                   YEAR-END ($)(1)
                              ACQUIRED ON       VALUE       ----------------------------    ----------------------------
            NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----              -----------    -----------    -----------    -------------    -----------    -------------
Gary H. Schoenfeld..........      -0-            N/A          163,364         204,888         401,442         671,960
Walter E. Schoenfeld........      -0-            N/A          169,212             -0-         822,469             N/A
Neal R. Lyons...............      -0-            N/A           17,537          49,968          50,837         175,693
Sari K. Ratsula.............      -0-            N/A           35,236          23,332          99,728          93,030
Craig E. Gosselin...........      -0-            N/A           33,085          22,244         150,254         100,422

---------------
(1) Calculated by multiplying the number of shares by the difference between (i) $10.94, the closing sales price of the Common Stock on May 28, 1999, the last trading day of fiscal 1999, and (ii) the exercise prices of those options which were in-the-money as of that date.

DEFERRED COMPENSATION PLAN

     The Company has established a deferred compensation plan for the benefit of Walter E. Schoenfeld, the Company's Chairman of the Board, and his spouse. Under the plan, the Company has established a trust which holds and disperses assets pursuant to the terms of the plan. The Company will, for a period of five years, deposit $200,000 per year with the trustee of the trust. The trust funds are invested by the trustee in accordance with instructions given by the Company. Commencing in 2001, the trustee will pay Mr. Schoenfeld $100,000 per year from the trust funds. Such payments will continue for the remainder of Mr. Schoenfeld's life and then will be paid to his spouse, if she survives him.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Decisions on compensation of the Company's executives generally are made by the Compensation Committee of the Board. Each member of the Compensation Committee is an "outside director," as such term is defined under the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") (collectively, "IRC Section 162(m)"). All decisions relating to the compensation of the Company's executive officers, including decisions about grants or awards under the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"), and the Vanstastic Employee Stock Option Plan (the "Vanstastic Plan"), are made solely by the Compensation Committee. Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1999 as they affected the named executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others in the Company's industry, but are increasingly being weighted toward programs contingent upon the Company's performance. Certain key managers also are eligible for selection as participants in the Company's executive compensation plans. As a result of the increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of the Company's competitors, depending upon the Company's performance. It is the goal of the Compensation Committee, through the grant or award of incentive compensation tied to corporate performance, to pay the Company's executives and key managers more than the executives and key managers of competitors if the Company performs well. Increased orientation of executive compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in the Company's compensation packages for its executive officers and for certain key managers.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

     Compensation paid to the named executive officers (other than Walter E. Schoenfeld) and to the Company's other executive officers for fiscal 1999, consisted of the following elements: (i) base salary; (ii) long-term incentive compensation in the form of awards of incentive stock options under the Incentive Plan and the Vanstastic Plan; and (iii) bonus compensation. The Company also provides a 401(k) pension plan for all employees which includes a Company matching contribution. No matching contributions were made under such plan for the named executive officers during fiscal 1999.

     Base Salary. It is the policy of the Compensation Committee to approve only cost-of-living adjustments to executive officer salaries unless an officer's responsibilities have been significantly increased or such officer's performance has been superior. For fiscal 1999, all executive officers of the Company, other than Mr. Lyons, only received cost-of-living adjustments to their salaries.

     Grant of Options under the Incentive Plan. In March 1999, the Committee approved grants of incentive stock options under the Incentive Plan to Messrs. Gary Schoenfeld, Lyons, and Gosselin among the named executive officers, and to certain other executive officers and key managers. See "Option/SAR Grants in Last Fiscal Year." In determining the size and other terms of the fiscal 1999 grants, the Compensation Committee considered the value of the services provided by these individuals, the value and number of their previously granted options, and the value and number of options previously granted to individuals of comparable levels. The exercise prices of the options were based on the closing sales price of the Common Stock on the dates of grant.

     Grants of Options under the Vanstastic Plan. Grants of options under the Vanstastic Plan are determined in the sole discretion of the Compensation Committee. Unless otherwise determined by the Committee, officers of the Company are entitled to receive an annual grant of options equal to 20% of their base salary, divided by the closing sales price of the Company's Common Stock on the date of grant. On September 3, 1998, all the officers of the Company, including the named executive officers, received grants of options pursuant to such formula. See "Option/SAR Grants in Last Fiscal Year."

     Annual Bonus. Generally, it is the Company's policy that annual bonuses may be earned by each named executive officer (other than Walter E. Schoenfeld), each other executive officer of the Company, and certain key managers, under Bonus Programs adopted each fiscal year by the Compensation Committee, solely on the basis of (i) whether the Company achieves corporate performance targets, and
(ii) whether the executive or key manager achieves individual performance goals. Under the Fiscal 1999 Bonus Program, the named executive officers, the other executive officers, and certain managers were entitled to receive bonuses equal to a percentage of their base salaries if certain objectives were met during the year. Such bonuses were dependent on the Company meeting a budgeted earnings per share goal and the satisfaction of individual performance objectives. Since the Company did not meet its budgeted earnings per share goal for fiscal 1999, full bonuses were not paid to any of the named executive officers or any of the other executive officers of the Company for such year.

CEO COMPENSATION

     Under Gary H. Schoenfeld's employment agreement, his salary compensation may not be set below $350,000 per year. It is the intention of the Committee to tie most of Mr. Schoenfeld's future annual compensation to the performance of the Company. In that regard, it is the intention of the Committee to only increase Mr. Schoenfeld's future salary compensation in accordance with cost of living standards, and to provide him with bonus opportunities equal to 100% of his salary if the Company meets certain objectives set by the Committee at the beginning of each fiscal year.

     From time to time, the Committee also grants Mr. Schoenfeld incentive stock options. In that regard, the Committee granted him the options described under the caption "Option/SAR Grants in Last Fiscal Year" during fiscal 1999. The size and other terms of these option grants were determined based on the Company's achievement of a number of new strategic initiatives and partnerships, including the opening of skateparks and the formation of joint ventures with Pacific Sunwear and Sunglass Hut International.

CERTAIN TAX CONSIDERATIONS

     IRC Section 162(m) limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Generally, options granted (i) by a Compensation Committee consisting solely of outside directors, (ii) under a Plan approved by stockholders, and (iii) at the fair market value of the underlying securities, are considered "performance-based" if the Plan contains a limitation on the number of shares which can be granted to an individual in any one fiscal year.

     The Compensation Committee concluded that it is in the best interests of the Company to establish restrictions on the granting of options under the Incentive Plan and the Vanstastic Plan to assist in the qualification of compensation recognized on the exercise of such options as "performance-based." As a result, it adopted Amendment No. 3 to the Incentive Plan in July 1994, which limits the aggregate number of shares which may be granted under the Plan to any one individual to 300,000 in any one fiscal year. This Amendment was approved by the Stockholders at the 1994 Annual Meeting of Stockholders. The Committee also included a similar provision in the Vanstastic Plan. The Compensation Committee does not believe that other components of the Company's annual cash compensation will be likely to exceed $1 million in the foreseeable future and, therefore, concluded that no further action, with respect to qualifying such compensation for deductibility, was necessary at this time. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          Respectfully Submitted
                                          by the Compensation Committee

                                          Wilbur J. Fix
                                          Lisa M. Douglas
                                          Kathleen M. Gardarian
                                          Philip H. Schaff, Jr.*
                                          Leonard R. Wilkens

---------------
* Mr. Schaff is not standing for re-election to the Board of Directors.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return among the Company, the NASDAQ Stock Market Index and a Peer Group Index, from May 31, 1994 through May 31, 1999. Note: the stock price performance shown on the graph is not necessarily indicative of future price performance.

                                                                                  NASDAQ STOCK
                                                       VANS, INC.                 MARKET (U.S.)                PEER GROUP
                                                       ----------                 -------------                ----------
5/31/94                                                    100                         100                         100
5/31/95                                                     94                         119                         125
5/31/96                                                    410                         173                         253
5/31/97                                                    256                         195                         306
5/31/98                                                    205                         247                         251
5/31/99                                                    224                         347                         310

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company is a party to employment agreements with each of the following named executive officers.

     Walter E. Schoenfeld's employment agreement extends until May 31, 2001. Under the agreement Mr. Schoenfeld is entitled to a salary of no less than $288,000, participation in any medical or insurance plans established by the Company, and to reimbursement of expenses incurred by him in the performance of his duties, including living expenses and a car allowance. The Company reimburses Mr. Schoenfeld for the reasonable expenses of his spouse when she accompanies him on business trips, and for the expense of maintaining secretarial support in Seattle, where he lives, for purposes of conducting Company business there.

     Gary H. Schoenfeld's employment agreement extends until May 31, 2002, and is automatically renewable for additional one-year periods at the end of each fiscal year. His agreement entitles him to an annual salary of no less than $350,000 and a car allowance, and he is entitled to participate in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company. Mr. Schoenfeld is entitled to severance pay equal to one year's salary if he is terminated without cause or resigns from the Company for a good reason, or resigns or is terminated after a "Change in Control" of the Company during the term of his agreement. The term "Change of Control" includes mergers or acquisitions involving the Company and material changes in the composition of the Board of Directors.

     Craig E. Gosselin's agreement extends until September 17, 2000. His agreement entitles him to an annual salary of no less than $176,000. Mr. Gosselin is also entitled to participation in the Company's stock option and bonus plans, as well as any medical or insurance plans established by the Company. Mr. Gosselin is entitled to a severance payment equal to one year's salary if he is terminated or resigns from the Company for substantially the same reasons as set forth in Mr. Schoenfeld's agreement.

     Neal R. Lyons' agreement is generally the same as Mr. Gosselin's, with the following differences: Mr. Lyons' agreement extends until May 31, 2002; his minimum base compensation is $275,000 for fiscal 2000, $300,000 for fiscal 2001, and $325,000 for fiscal 2002; his severance payment is equal to nine month's pay; and the Company leases an automobile for him and reimburses him for certain educational courses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended May 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% owners were compiled with.

                                   PROPOSAL 2

               APPROVAL OF AMENDMENT NO. 7 TO THE COMPANY'S 1991
                            LONG-TERM INCENTIVE PLAN

GENERAL

     The 1991 Long-Term Incentive Stock Plan (the "Incentive Plan") was adopted by the Board of Directors of the Company on November 19, 1991, and approved by the stockholders in October 1992. The Incentive Plan will terminate by its own terms on November 18, 2001.

     Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Code, or non-statutory options. In addition, the Incentive Plan provides for the grant of restricted stock awards. The Incentive Plan is not a qualified deferred compensation plan under Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     As of September 1, 1999, and after giving effect to the amendment discussed below, a total of 2,300,000 shares had been reserved for issuance under the Incentive Plan. Of these shares, options for 807,944 shares had been exercised, options to purchase 1,306,082 shares were outstanding, and 185,974 shares were available for future grants. The closing sales price of the Common Stock, as reported on the NASDAQ Stock Market on September 1, 1999, was $12.00.

PROPOSAL

     In July 1999, the Board of Directors approved Amendment No. 7 to the Incentive Plan ("Amendment No. 7") to increase the number of shares reserved for issuance under the Plan by 300,000 shares. The stockholders are being requested to approve Amendment No. 7.

     Amendment No. 7 was adopted to replenish the number of shares available under the Incentive Plan so that additional grants could be made in the future to qualified participants. The last time the Board approved an increase in such shares was in 1996. The Board believes that stock options are a critical component of employee compensation which align the interests of employees with those of stockholders. If the stockholders fail to approve Amendment No. 7, the Compensation Committee may be prevented from granting options to individuals in the future which could hinder the Company's ability to attract and retain talented employees. Also, approximately 200,000 options previously granted to certain executive officers of the Company which are subject to the approval of Amendment No. 7 would have to be cancelled.

SUMMARY OF THE INCENTIVE PLAN

  Purposes of the Plan

     The purposes of the Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to employees, consultants, and directors of the Company, and to promote the success of the Company's business.

  Administration; Limits on Grants

     The Incentive Plan is administered by the Compensation Committee, which currently consists of five members of the Board, all of whom currently qualify as outside directors under IRC Section 162(m). The Compensation Committee has sole discretion to interpret any provision of the Incentive Plan. This determination is final and conclusive. Members of the Compensation Committee receive no cash compensation for administering the Incentive Plan.

     The Incentive Plan limits the discretion of the Compensation Committee in granting stock options to employees. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the Incentive Plan. This limitation provides that an employee may be granted, in any one fiscal year, no more than 300,000 shares through stock options under the Incentive Plan. Without this limitation, new IRC Section 162(m) might not allow the Company to deduct such compensation expense. See "Tax Information."

  Eligibility

     The Incentive Plan provides that options and restricted stock awards may be granted to the Company's employees and consultants, and to the employees of, and consultants to, the Company's majority-owned subsidiaries. As of September 1, 1999, the Company had approximately 1,140 employees, all of whom were eligible to participate in the Incentive Plan. Only employees may be granted incentive stock options, and the Compensation Committee selects the optionees and determines the number of shares to be subject to each option.

     Directors and consultants are only entitled to receive non-statutory stock options, and outside directors are only entitled to receive non-statutory options pursuant to the Company's automatic option grant program. Under such program, outside directors receive an initial grant of a non-statutory option for 7,500 shares of Common Stock when (i) they are elected to the Board, or (ii) a director who is an employee becomes an outside director, and each such director receives an annual grant of a non-statutory option for 5,000 shares of Common Stock on each date of the annual meeting of stockholders. The exercise price of each grant of options under the automatic option grant program is the closing sales price of the Common Stock on the date of grant, as reported on the NASDAQ Stock Market, and each such option vests in equal increments over three years.

  Terms of Options

     Each option granted under the Incentive Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

          (a) Duration and Termination of Options. Options granted under the Incentive Plan have a maximum term of ten years from the date of grant. An option granted to a person who, immediately before the grant of such option, owns more than 10% of the voting power or value of all classes of stock of the Company, may not have a term of more than five years. No option may be exercised after the expiration of its term.

          (b) Exercise of the Option. The Compensation Committee determines on the date of grant of each option when the option will become exercisable. Options are exercisable in a variety of ways depending on the terms of the optionee's agreement with the Company. In general, an option is exercisable at any time or times during its term, in part or in full, to the extent the options are then vested. Options are not exercisable for a fraction of a share. An option granted under the Incentive Plan is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. Payment for shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory notes, surrender of shares of Common Stock owned by the optionee or such other consideration as determined by the Compensation Committee.

          (c) Exercise Price. The exercise price of options granted under the Incentive Plan is determined by the Compensation Committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of non-statutory stock options may not be less than 85% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of options granted to a person who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 110% of the fair market value on the date of the grant. The Common Stock is currently traded on the NASDAQ Stock Market. It is the policy of the Compensation Committee that, while the Company's stock is traded on the NASDAQ Stock Market, the fair market value of the Common Stock is the reported closing sales price. If the Common Stock is listed on a stock exchange, the fair market value will be the closing sales price on such exchange.

          (d) Termination of Employment. If an optionee's employment by the Company is terminated for cause, the option is exercisable for 30 days from the date of termination to the extent vested on the date of termination. If an optionee's employment is terminated without cause, the optionee resigns with the consent of the Compensation Committee, or the optionee retires under the provision of any retirement plan of the Company, the option is exercisable for four months from the date of termination, resignation or retirement, to the extent vested on such date. However, the option cannot be exercised beyond the expiration date of the option.

          (e) Death or Permanent Disability. If an optionee dies or becomes permanently disabled while employed by the Company, the option may be exercised by the optionee's legal representatives within 18 months after the date of death or disability, to the extent exercisable on such date. However, the option cannot be exercised beyond the expiration date of the option.

          (f) Non-transferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, by a transfer to a trust for the benefit of the optionee or his or her immediate family, by a transfer to any member of the immediate family of the optionee, or by a transfer to a partnership, the sole partners of which are the optionee or his or her immediate family.

          (g) Other Provisions. The option agreement may contain other provisions not inconsistent with the Incentive Plan as determined by the Compensation Committee.

  Terms of Restricted Stock

     Restricted stock awards provide additional compensation incentives in the form of shares of Common Stock granted at a purchase price determined by the Compensation Committee, if any, but subject to forfeiture if certain conditions as the Compensation Committee may establish are not met. All or part of any restricted stock award may be subject to such terms, conditions and limitations as may be established by the Compensation Committee including, but not limited to, continuous service with the Company, achievement of specific business objectives, peer company comparisons, increases in specified indices, attaining specified growth rates, and other comparable measurements of Company performance. Such awards may be based on any specified valuation criteria. Shares granted pursuant to restricted stock awards bear a legend preventing transfer without the consent of the Company. At the conclusion of the restriction period, the legend is removed. During the restriction period, recipients may have, at the discretion of the Compensation Committee, all other rights to stockholders of the Company including the right to vote and to receive dividends.

  Changes in Capitalization

     In the event of changes in the Common Stock by reason of stock dividends, split-ups or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, the Compensation Committee will adjust the exercise price and the number and class of share subject to each option or restricted stock award as the Compensation Committee deems appropriate. Such adjustment is final and conclusive.

  Reports

     The Company will provide optionees with all required annual reports regarding stock options and restricted stock issued under the Incentive Plan and will give notice to participants of the grant of such options and stock. In addition, the Company will respond to reasonable requests for information regarding stock options and restricted stock on an informal basis from time to time.

  Amendment and Termination

     The Board may, at any time, amend or terminate the Incentive Plan without approval of the stockholders, unless such amendment: (i) increases the number of shares under the Plan; (ii) modifies the requirements for eligibility under the Plan; or (iii) modifies the Plan in any other way that requires stockholder approval under Rule 16b-3 under the Exchange Act or Section 422(b) of the Code. Any amendment or termination of the Incentive Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

  Tax Information

     The Omnibus Budget Reconciliation Act of 1993 added IRC Section 162(m) to the Code. Under IRC Section 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation is limited to no more than $1,000,000 per year for fiscal years beginning on or after January 1, 1994. To enable the Company to preserve the benefit of receiving a tax deduction for the full amount of income recognized by the Company's executive officers upon exercise of stock options, the Board of Directors included a provision in the Incentive Plan to limit the number of shares that may be granted to an employee in any one fiscal year. Such provision was approved by the stockholders at the 1994 Annual Meeting of Stockholders.

     The following is a brief summary of the federal income tax consequences of transactions under the Incentive Plan based on federal income tax laws in effect as of September 1, 1999. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee upon grant or exercise of an incentive stock option (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

     If Common Stock acquired upon the exercise of an incentive stock option is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by any optionee who is subject to Section 16(b) of the Exchange Act and the optionee subsequently disposes of such shares prior to the expiration of statutory holding periods.

     NON-STATUTORY STOCK OPTIONS. Generally, with respect to non-statutory stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) at exercise ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a non-statutory stock option will constitute wages for which withholding will be required.

     RESTRICTED STOCK. A participant in the Incentive Plan who receives shares of Common Stock pursuant to restricted stock awards which (i) are subject to a substantial risk of forfeiture, and (ii) are not transferable under Section 83 of the Code, will not recognize income for federal income tax purposes until the earlier of the time when (iii) the Common Stock is no longer subject to a substantial risk of forfeiture, or (iv) the restrictions on the transfer of the shares of Common Stock lapse. At that time the participant will be subject to tax at ordinary income tax rates on the difference between (i) the fair market value of the Common Stock at such time, and (ii) the amount, if any, paid for the shares. The Company will be entitled to a deduction in an amount equal to the ordinary income includable by the participant at the time the participant is required to recognize such income, provided that the Company withholds any applicable federal and state income taxes. Dividends paid on any restricted stock, prior to termination of the restrictions, will be taxed to the participant as ordinary income when received.

     A participant who receives shares of Common Stock pursuant to restricted stock awards which (i) are subject to a substantial risk of forfeiture, and (ii) are not transferable under Section 83 of the Code, however, can elect to include in his or her taxable income, the excess of (iii) the fair market value of the share on the date of the grant or purchase over (iv) the purchase price paid for the shares, if any, in the year of grant or purchase. If the participant so elects, (i) the Company will be entitled to a deduction in an amount equal to the amount that the participant is required to included in income at the time the participant is required to include such amount income, provided that the Company withholds any applicable federal and state income taxes, and (ii) on the sale or exchange of the shares by the participant, he or she will be entitled to treat the excess of (iii) the amount realized on the sale or exchange of the shares over (iv) the fair market value of the shares on the purchase or grant date as capital gain.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to approve Amendment No. 7. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               YOU APPROVE AMENDMENT NO. 7 TO THE INCENTIVE PLAN.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     KPMG LLP have been the independent auditors of the Company since November 1, 1990 and, upon recommendation of the Audit Committee, have been appointed by the Board of Directors as the auditors for fiscal 2000. The stockholders of the Company are requested to ratify this appointment. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

REQUIRED VOTE

     The vote required to ratify the appointment of KPMG LLP as the Company's independent auditors is an affirmative vote by stockholders holding a majority of the total votes cast in person or by proxy at the Annual Meeting. Pursuant to the Restated By-laws, abstentions and broker non-votes will not be deemed votes cast.

     Delaware law does not require the Company to submit the Board's appointment of the Company's independent auditors to the stockholders for ratification; however, the Company has chosen to do so in order to give stockholders an opportunity to express their views on the Company's independent auditors. If less than the vote required to ratify KPMG LLP is received, the Board and the Audit Committee will decide whether to select other independent auditors for fiscal 2000.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                     YOU RATIFY THE APPOINTMENT OF KPMG LLP
             AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2000.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or executive officers of the Company, none of the persons who have been directors or executive officers of the Company since May 31, 1998, no nominee for the Board of Directors and no associate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except Proposal 2, since directors and executive officers are eligible to receive stock options under the Incentive Plan.

                             STOCKHOLDER PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 2000 proxy solicitation materials must set forth such proposal in writing and file it with the Corporate Secretary of the Company on or before May 24, 2000. Proposals received after such date shall be considered untimely and shall not be included in the Company's proxy solicitation materials or considered at the 2000 Annual Meeting. The Board of Directors of the Company will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2000 proxy solicitation materials.

                                 OTHER REPORTS

     The Company's Annual Report to Stockholders for the fiscal year ended May 31, 1999, has been distributed to stockholders with this Proxy Statement. Upon written request of any stockholder solicited hereby, the Company will provide, free of charge, a copy of its Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended May 31, 1999, which has been filed with the Securities and Exchange Commission. Requests should be directed to Craig E. Gosselin, Vice President, General Counsel, and Corporate Secretary, Vans, Inc., 15700 Shoemaker Avenue, Santa Fe Springs, California 90670.

                                          By Order of the Board of Directors,

                                          /s/ Craig E. Gosselin

                                          Craig E. Gosselin
                                          Vice President, General Counsel,
                                          and Corporate Secretary

PROXY


                                   VANS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 26, 1999



               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of VANS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the Notice of the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, October 26, 1999, at 10:00 a.m., Pacific Time, at the Vans Skatepark, located at The Block, 20 City Boulevard West, Orange, California, and hereby further revokes all previous proxies and appoints Gary H. Schoenfeld and Craig E. Gosselin and each of them, as proxy of the undersigned, with full power of substitution for and in the name of the undersigned, at the Annual Meeting and any adjournments thereof with the same effect as if the undersigned were present, for the following purposes:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



-------------------------------------------------------------------------------

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

                                                                                                               Please mark
                                                                                                             your votes as  ---
                                                                                                              indicated in   X
                                                                                                              this example  ---
                                      AUTHORITY GRANTED          AUTHORITY
                                  to vote for all nominees       WITHHELD
                                 listed except as indicated   to vote for all
                                    to the contrary below     nominees listed                                FOR  AGAINST  ABSTAIN
(1) The election of the following                                                  (2) The approval of
    persons as directors of the             [   ]                  [   ]               Amendment No. 7 to    [  ]   [  ]     [  ]
    Company to serve until the                                                         the 1991 Long-Term
    next Annual Meeting of                                                             Incentive Plan
    Stockholders and until their
    respective successors are                                                                                FOR  AGAINST  ABSTAIN
    elected and qualified:                                                         (3) The ratification of
                                                                                       the appointment of    [  ]   [  ]     [  ]
    Walter E. Schoenfeld      Gary H. Schoenfeld                                       KPMG LLP as the
    George E. McCown          Wilbur J. Fix                                            independent auditors
    James R. Sulat            Kathleen M. Gardarian                                    of the Company for
    Lisa M. Douglas           Gerald Grinstein                                         fiscal 2000
    Charles G. Armstrong      Leonard R. Wilkens


(INSTRUCTION: TO vote against any one nominee, write                                   THE SHARES REPRESENTED BY THIS PROXY WILL
that nominee's name in the space provided below.)                                      BE VOTED AS YOU HAVE INDICATED ABOVE. IF
                                                                                       NO INDICATION HAS BEEN MADE, THE SHARES
                                                                                       REPRESENTED BY THIS PROXY WILL BE VOTED
----------------------------------------------------                                   FOR THE ABOVE NOMINEES AND IN FAVOR OF THE
                                                                                       ABOVE PROPOSALS, AND, AS THE PROXY DEEMS
                                                                                       ADVISABLE, ON SUCH OTHER BUSINESS AS MAY
                                                                                       PROPERLY COME BEFORE THE ANNUAL MEETING.


Signature(s)________________________________________________________________________________ Dated: _______________________, 1999

Sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.


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